Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated January 31, 2022 relating to the financial statements of Li-Cycle Holdings Corp. (the “Company”), appearing in the Company’s prospectus dated February 15, 2022, and to the references to us under the heading “Experts” in such Prospectus.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

February 15, 2022